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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2006

TERRA NOVA ACQUISITION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-32455	98-0434371
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Bloor Street West, Suite 3400, Toronto, Ontario, Canada	M4W 3E2
(Address of Principal Executive Offices)	(Postal Code)

Registrant’s telephone number, including area code:    (416) 644-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

COMMENCING SHORTLY AFTER THE FILING OF THIS CURRENT REPORT ON FORM 8-K, TERRA NOVA ACQUISITION CORPORATION (‘‘TERRA NOVA’’) INTENDS TO HOLD PRESENTATIONS FOR CERTAIN OF ITS STOCKHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING TERRA NOVA SECURITIES, REGARDING ITS MERGER WITH CLEARPOINT BUSINESS RESOURCES, INC. (‘‘CLEARPOINT’’), AS DESCRIBED IN THIS REPORT. THIS CURRENT REPORT ON FORM 8-K, INCLUDING SOME OR ALL OF THE EXHIBITS HERETO, WILL BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.

EARLYBIRDCAPITAL, INC. (‘‘EBC’’), THE MANAGING UNDERWRITER OF TERRA NOVA’S INITIAL PUBLIC OFFERING (‘‘IPO’’) CONSUMMATED IN APRIL 2005, IS ASSISTING TERRA NOVA IN THESE EFFORTS WITHOUT CHARGE, OTHER THAN THE REIMBURSEMENT OF ITS OUT-OF-POCKET EXPENSES. TERRA NOVA AND ITS DIRECTORS AND EXECUTIVE OFFICERS AND EBC MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICIATION OF PROXIES FOR THE SPECAL MEETING OF TERRA NOVA STOCKHOLDERS TO BE HELD TO APPROVE THE MERGER.

STOCKHOLDERS OF TERRA NOVA AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, TERRA NOVA’S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH TERRA NOVA’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE PROXY STATEMENTS WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ TERRA NOVA’S FINAL PROSPECTUS, DATED APRIL 18, 2005, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF THE TERRA NOVA OFFICERS AND DIRECTORS AND OF EBC AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THIS BUSINESS COMBINATION. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE MERGER. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: TERRA NOVA ACQUISITION CORPORATION, 2 BLOOR STREET WEST, SUITE 3400, TORONTO, ONTARIO, CANADA M4W 3E2. THE PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT, ONCE AVAILABLE, AND THE FINAL PROSPECTUS CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET SITE (http://www.sec.gov).

Item 1.01    Entry into a Material Definitive Agreement.

General; Structure of Merger

On August 9, 2006, Terra Nova Acquisition Corporation (‘‘Terra Nova’’ or the ‘‘Continuing Corporation’’) entered into an Agreement and Plan of Merger (‘‘Merger Agreement’’) with ClearPoint Business Resources, Inc. (‘‘ClearPoint’’), formerly known as Mercer Staffing, Inc., and all of ClearPoint’s current stockholders (the ‘‘Stockholders’’). A wholly owned subsidiary of Terra Nova, formed to effectuate the merger by merging with and into ClearPoint, is also a party to the Merger Agreement. As a result of the merger, ClearPoint will be the surviving corporation and will be a wholly owned subsidiary of Terra Nova. As used in this Report, ‘‘ClearPoint’’ includes ClearPoint Business Resources, Inc. and all of its subsidiaries.

ClearPoint is a privately-owned provider of business services to a diversified group of clients throughout the United States in the transportation, engineering, scientific, aerospace, allied health and information technology industries. As a workforce management company it delivers a comprehensive array of intelligent, customer-focused business solutions, including vendor management systems, outsourcing programs, staff augmentation and placement and recruiting services. In fiscal 2005, ClearPoint achieved revenues of $84 million. ClearPoint generated revenues of $113 million, EBITDA of $7 million (as adjusted1 , after adding back non-recurring items), and a net loss of $2 million for the twelve month-period ended June 30, 2006. In the May 2006 issue of Staffing Industry Report, ClearPoint was recognized as one of the top 100 companies in the staffing industry as measured by revenues.

The current executive officers of ClearPoint, including Michael Traina, its Chief Executive Officer, and Chris Ferguson, its President, will continue with Terra Nova after the merger in the same positions as they now hold with ClearPoint and will also continue in their positions as executive officers of ClearPoint.

Upon consummation of the merger, the board of directors of Terra Nova will be increased to seven members and will be comprised of three persons designated by certain of the Stockholders, and three persons designated by Vahan Kololian, Terra Nova’s chairman of the board and chief executive officer. Those stockholders of ClearPoint and Mr. Kololian will mutually consent to the seventh member of the board of directors. Certain of the Stockholders, on the one hand, and Mr. Kololian, on the other hand, will enter into a Voting Agreement pursuant to which they will agree to vote for the other's designees to the board of directors of Terra Nova through the annual meeting of the stockholders of Terra Nova to be held in 2008.

The Stockholders hold all of the outstanding voting stock of ClearPoint and have approved and adopted the Merger Agreement in accordance with the Delaware General Corporation Law.

The merger is expected to be consummated in the last quarter of 2006, after the required approval by the stockholders of Terra Nova and the fulfillment of certain other conditions, as discussed herein.

Merger Consideration

Pursuant to the Merger Agreement, the Stockholders, in exchange for all of the securities of ClearPoint outstanding immediately prior to the merger, will receive from Terra Nova 5,997,727 shares of Terra Nova common stock, subject to adjustment based upon levels of funded debt and of defined working capital and adjusted earnings before interest, taxes, depreciation and amortization of ClearPoint at the closing. The number of Terra Nova shares will be increased if certain holders of warrants to purchase Terra Nova shares exercise their warrants.

Immediately following the merger, assuming no adjustment, the stockholders of ClearPoint will own approximately 47% of the total issued and outstanding Terra Nova common stock. Ten percent (10%)

[1]	This is a non-GAAP financial measure, as defined by the Securities and Exchange Commission. Please see the reconciliation to GAAP measures at the end of Item 7.01.

of the shares of Terra Nova common stock being issued at the time of the merger will be placed into escrow to secure the indemnity rights of Terra Nova under the Merger Agreement and an additional 10% of such shares will be placed in escrow to secure the return of shares that may be required as a result of the adjustments.

In addition, the ClearPoint stockholders are entitled to receive additional performance payments based on the share price of the Continuing Corporation’s common stock after closing. The performance payments are payable in cash and shares as follows:

Tranche	Expiry Date	Cash	Shares	Target Share Price
1	December 31, 2007	$1,075,000	126,471	$8.50
2	12 months after Tranche 1 expiry or Achievement	$1,075,000	97,727	$11.00
3	12 months after Tranche 2 expiry or Achievement	$1,075,000	82,692	$13.00

The performance payments with respect to each tranche become payable if the last reported sale price for the Continuing Corporation’s common shares on the market on which it is traded is at least the Target Share Price for that tranche for 45 consecutive trading days in the period prior to the tranche expiry date.

The stockholders of ClearPoint, each individually, may request up to the entire amount, of each performance payment to be paid in shares of the Continuing Corporation at the Target Share Price for each Tranche. However, Terra Nova, acting through a majority of its directors who were not stockholders of ClearPoint, has the right to pay up to the full amount of each tranche of the performance payment in cash. In each instance, the shares of Terra Nova stock will be valued at the Target Share Price for the tranche in question.

Current stockholders representing 93% of ClearPoint common stock, including the two founders, have agreed not to sell any of the Terra Nova shares they receive in the merger before April 18, 2008. Also, the holders of all Terra Nova shares issued prior to the IPO previously agreed to place such shares in escrow until April 18, 2008. As a result of these arrangements, approximately 53% of the Continuing Corporation’s shares to be outstanding immediately after the merger will be restricted from public sale until that date, subject to certain exceptions.

Terra Nova has received an opinion from Capitalink, L.C., dated as of July 20, 2006, that the consideration being paid by Terra Nova in the merger is fair, from a financial point of view, to Terra Nova's stockholders and that the fair market value of ClearPoint is at least equal to 80% of Terra Nova's net assets.

Representations And Warranties

The Merger Agreement contains representations and warranties of each of ClearPoint and Terra Nova relating to, among other things, (a) proper corporate organization and similar corporate matters, (b) capital structure of each constituent company, (c) the authorization, performance and enforceability of the Merger Agreement, (d) licenses and permits, (e) taxes, (f) financial information and absence of undisclosed liabilities, (g) holding of leases and ownership of other properties, including intellectual property, (h) accounts receivable, (i) contracts, (j) title to properties, and environmental condition thereof, (k) title and condition of assets, (l) absence of certain changes, (m) employee matters, (n) compliance with laws, (o) litigation and (p) compliance with applicable provisions of securities laws. The Stockholders have represented and warranted, among other things, as to their accredited investor status.

Covenants

Terra Nova and ClearPoint have each agreed to take such actions as are necessary, proper or advisable to consummate the merger. They have also agreed to continue to operate their respective businesses in the ordinary course prior to the closing and not to take certain specified actions without the prior written consent of the other party.

The Merger Agreement also contains additional covenants of the parties, including covenants providing for:

(i)	The parties to use commercially reasonable efforts to obtain all necessary approvals from stockholders, governmental agencies and other third parties that are required for the consummation of the transactions contemplated by the Merger Agreement;

(ii)	The protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information;

(iii)	Terra Nova to prepare and file a proxy statement to solicit proxies from the Terra Nova stockholders to vote in favor of proposals regarding the adoption of the Merger Agreement and the approval of the merger, the change of Terra Nova's name to ‘‘ClearPoint Business Resources, Inc.’’, the increase, following the merger, of the number of authorized shares of Terra Nova common stock from 30,000,000 to 60,000,000, an amendment to Terra Nova's certificate of incorporation deleting certain portions of Article Sixth thereof (relating to certain matters that will no longer be applicable after the merger) and the adoption of a long-term incentive plan providing for the granting of options and other stock-based awards with respect to 2,750,000 shares of Terra Nova common stock;

(iv)	Terra Nova and ClearPoint to use their reasonable best efforts to obtain the listing for trading on Nasdaq and/or other recognized exchanges of Terra Nova's common stock, warrants and units;

(v)	Terra Nova to file and use its best efforts to have declared effective a registration statement under the Securities Act covering all shares of Terra Nova stock to be issued on the closing of the merger to those Stockholders who are not parties to a lock-up agreement restricting sale of their shares prior to April 18, 2007.

(vi)	ClearPoint and the Stockholders to waive their rights to make claims against Terra Nova to collect from a trust fund established for the benefit of the Terra Nova stockholders who purchased their securities in Terra Nova's IPO for any moneys that may be owed to them by Terra Nova; and

(vii)	Each Stockholder, at or prior to closing of the merger, to repay to ClearPoint all direct and indirect indebtedness and other obligations owed by them to ClearPoint.

Conditions to Closing

General Conditions

Consummation of the transactions is conditioned on the Terra Nova stockholders, at a meeting called for these purposes, (i) adopting the Merger Agreement and approving the merger, (ii) approving the change of Terra Nova's name, and (iii) approving the increase of the authorized shares of Terra Nova's common stock from 30,000,000 to 60,000,000.

The adoption of the Merger Agreement will require the affirmative vote of the holders of a majority of the shares of Terra Nova common stock issued in its IPO (‘‘Public Shares’’). The holders of the Terra Nova common stock issued prior to its IPO, including the current officers and directors of Terra Nova, have agreed to vote such shares in the matter of the approval of the Merger Agreement to the same effect as the majority of the Public Shares are voted. Additionally, if holders owning 20% or more of the Public Shares vote against the transaction and exercise their right to convert their Public Shares into a pro-rata portion of the funds held in trust by Terra Nova for the benefit of the holders of the Public Shares, then the transactions contemplated by the Merger Agreement cannot be consummated.

The approval of the Terra Nova name change and the increase in the number of authorized shares of Terra Nova common stock will require the affirmative vote of the holders of a majority of the outstanding common stock of Terra Nova and such approvals are conditions to the consummation of the merger. The approval of the long-term incentive plan will require the affirmative vote of a majority of the outstanding Terra Nova common stock present in person or by proxy at the stockholder meeting and the amendment of Article VI of Terra Nova's certificate of incorporation will require the affirmative vote by the holders of a majority of the outstanding common stock of Terra Nova, but these approvals are not conditions to the consummation of the merger.

In addition, the consummation of the transactions contemplated by the Merger Agreement is conditioned upon (i) no order, stay, judgment or decree being issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of such transactions, (ii) the execution by and delivery to each party of each of the various transaction documents, (iii) the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the Merger Agreement have been materially complied with by each party, (iv) the receipt of all necessary consents and approvals by third parties and the completion of necessary proceedings and (v) Terra Nova's common stock being quoted on the OTC Bulletin Board or listed for trading on Nasdaq.

ClearPoint's Conditions To Closing

The obligations of ClearPoint to consummate the transactions contemplated by the Merger Agreement also are conditioned upon each of the following, among other things:

(i)	At the closing, there shall have been no material adverse change in the assets, liabilities or financial condition of Terra Nova, its subsidiary or their businesses since the date of the Merger Agreement; and

(ii)	The trust fund established for the benefit of the holders of Terra Nova's Public Shares shall not contain less than $29,600,000 and shall be dispersed to Terra Nova immediately upon the closing, less amounts paid to Terra Nova stockholders who have elected to convert their shares to cash in accordance with Terra Nova's certificate of incorporation and expenses incurred by Terra Nova in connection with the business combination that are not covered by Terra Nova’s assets held outside of the trust fund.

Terra Nova's Conditions To Closing

The obligations of Terra Nova to consummate the transactions contemplated by the Merger Agreement also are conditioned upon each of the following, among other things:

(i)	At the closing, there shall have been no material adverse change in the assets, liabilities or financial condition of ClearPoint, its subsidiaries or their businesses since the date of the Merger Agreement;

(ii)	The Stockholders shall have repaid to ClearPoint all direct and indirect indebtedness and other obligations owed by them to ClearPoint; and

(iii)	At the closing, Michael Traina, ClearPoint's Chief Executive Officer, and Chris Ferguson, ClearPoint’s President, will enter into employment agreements with Terra Nova (which are described below).

Indemnification

As Terra Nova's sole remedy post closing for its rights to indemnification under the Merger Agreement, there will be placed in escrow (with an independent escrow agent) from the shares of Terra Nova common stock to be issued upon consummation of the merger, a total of 10% of such shares (‘‘Indemnity Escrow Fund’’). Any indemnification payments shall be paid solely from the shares placed in escrow. For purposes of satisfying an indemnification claim, shares of Terra Nova common stock will be valued at the average reported last sales price for the ten trading days ending on the last day prior to the day that the claim is paid whereby such escrowed shares will be cancelled by the

Parent in lieu of payment in cash. Claims for indemnification may be asserted by Terra Nova once the damages exceed $475,000 and are indemnifiable to the extent that damages exceed $375,000. Any shares of Terra Nova common stock remaining in the Indemnity Escrow Fund on the thirtieth day after the date that Terra Nova files its Annual Report on Form 10K for the year ended December 31, 2007, or for such further period as may be required pursuant to the Escrow Agreement shall be released to the persons entitled to them. ClearPoint's stockholders will have voting rights with respect to the escrowed shares.

Termination

The Merger Agreement may be terminated at any time, but not later than the closing, as follows:

(i)	By mutual written consent of Terra Nova and ClearPoint;

(ii)	By either Terra Nova or ClearPoint if the merger is not consummated on or before April 22, 2007;

(iii)	By either Terra Nova or ClearPoint if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree, ruling or other action is final and nonappealable;

(iv)	By either Terra Nova or ClearPoint if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within thirty days of the notice of an intent to terminate, provided that the terminating party is itself not in breach;

(v)	By either Terra Nova or ClearPoint if, at the Terra Nova stockholder meeting, the Merger Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of Terra Nova's common stock or 20% or more of the Public Shares request conversion of their shares into the pro rata portion of the trust fund in accordance with Terra Nova's certificate of incorporation; and

(vi)	By Terra Nova if, based on information in a ClearPoint monthly financial statement delivered prior to the closing, the number of Terra Nova shares that would be issued if the closing were to take place at the end of such month would be less than 5,100,000 after the adjustments required under the merger agreement and based on certain stated assumptions.

Employment Agreements

In connection with the consummation of the Merger Agreement, Michael Traina, ClearPoint’s chief executive officer and Christopher Ferguson, ClearPoint’s president, will enter into employment agreements with Terra Nova providing for them to be employed in similar positions. Each employment agreement will be for three-year terms, subject to earlier termination in certain circumstances, and may be automatically extended for one year unless the executive and Terra Nova mutually agree to terminate any automatic extension period. The employment agreements provide for initial annual base salaries of $300,000. Each employment agreement also provides for the provision of certain additional (‘‘fringe’’) benefits to the covered executive.

The employment agreements provide that, in the event of the termination of an executive’s employment by Terra Nova without cause (as defined in the employment agreement), Terra Nova will pay him a lump sum equal to: (i) the executive’s base salary for the greater of the period of time remaining under the term of the agreement or two years and (ii) any approved but unpaid bonus, if any, with respect to the current fiscal year.

The employment agreements contain certain restrictive covenants that prohibit the executives from disclosing information that is confidential to Terra Nova and its subsidiaries and generally prohibit them, during the employment term and for two years after the date of termination of executive’s employment agreement, from competing with Terra Nova and its subsidiaries and soliciting or hiring the employees of Terra Nova and its subsidiaries.

Advisory Services Agreement

TerraNova Management Corp. (‘‘TerraNova Management’’), an affiliate of Vahan Kololian, the current chairman of the board and chief executive officer of Terra Nova, Lee W. Chung, the current chief financial officer and a director of Terra Nova, and Jesse Gill, the current vice president and a director of Terra Nova, has agreed to provide certain advisory services to ClearPoint effective upon the closing of the merger. The term of the agreement is for one year and will automatically be renewed for successive one-year terms unless terminated by either party. TerraNova Management will provide advice and assistance to ClearPoint in its analysis and consideration of various transition, financial and strategic alternatives. TerraNova Management will receive an advisory fee of $200,000 per annum for such services, payable monthly.

Item 3.02    Unregistered Sales of Equity Securities.

At closing, the ClearPoint stockholders will receive 5,997,727 shares of Terra Nova common stock, subject to adjustments described above in Item 1.01. The shares of Terra Nova’s common stock issued to the ClearPoint stockholders will not be registered under the Securities Act of 1933, as amended (the ‘‘Securities Act’’), in reliance upon the exemption from the registration requirements as provided in Section 4(2) of the Securities Act.

Item 5.01    Change in Control of Registrant.

As a result of the arrangements regarding the election of Terra Nova directors who will serve as such after the closing of the merger that are described above in Item 1.01, a change in control of Terra Nova will occur as a result of the merger. As such event will take place more than 60 days after the filing of this Report and because not all of the persons who will so serve have yet been designated and the amounts of Terra Nova shares to be owned by the directors immediately after the merger cannot yet be determined, Terra Nova is at this time unable to provide information regarding the beneficial ownership of Terra Nova shares by those persons who will be its directors immediately after the merger. Such information will be provided in the proxy statement that Terra Nova will distribute to its stockholders to solicit their vote to approve the merger and the other proposals that will be presented to them for consideration in connection with the merger.

Item 7.01     Regulation FD Disclosure.

The ClearPoint Business

Overview

ClearPoint is a privately-owned provider of business services to a diversified group of clients throughout the United States in the transportation, logistics, engineering, scientific, aerospace, allied health and information technology industries. ClearPoint is a workforce management company that delivers a comprehensive array of intelligent, customer-focused business solutions, including vendor management systems, outsourcing programs, staff augmentation and placement and recruiting services. In fiscal 2005, ClearPoint achieved revenues of $84 million. ClearPoint generated revenues of $113 million, EBITDA of $7 million (as adjusted, after adding back non-recurring items), and a net loss of $2 million for the twelve month-period ended June 30, 2006. In the May 2006 issue of Staffing Industry Report, ClearPoint was recognized as one of the top 100 companies in the staffing industry as measured by revenues.

ClearPoint’s strategy is to focus on increasing revenue and profits through a combination of organic growth and acquisitions. The key elements to its internal growth strategy include:

•	continuing growth of ClearPoint’s business process outsourcing services by developing new pricing and contracting methodologies with existing clients and offering comprehensive value-added services to current clients;

•	expanding ClearPoint’s vendor management systems offering to additional clients by building on developed expertise and track record with recent implementations; and

•	increasing penetration of existing clients by taking advantage of cross-selling opportunities within the current client base and establishing contacts and buyers at existing clients.

Pursuant to ClearPoint’s acquisition strategy, its management regularly reviews acquisition opportunities to find strategic transactions that can be purchased at reasonable, accretive values. In the past two years, ClearPoint completed two transactions, including the purchase of certain assets from New Staff, Inc. in 2004 (New Staff, Inc. purchased Checkmate Transport out of bankruptcy in 2004) and the stock purchase of Quantum Resources Corporation in 2005. Management believes that ClearPoint is able to execute and profit from its organic growth and acquisition strategies due to ClearPoint’s:

•	experienced management team;

•	flexible performance-based pricing;

•	continued development of its candidate marketing program; and

•	ability to implement its business development cycle by expanding its current client relationships to encompass the full spectrum of offered services.

ClearPoint was incorporated under the laws of Delaware in 2001 under the name Mercer Ventures, Inc. and changed its name to ClearPoint Business Resources, Inc. in 2006. ClearPoint’s principal executive offices are located at 1600 Manor Drive, Chalfont, Pennsylvania. ClearPoint operates 25 branch offices serving 30 states. Strategically, all core operations, including recruiting, credentialing, compliance, payroll, benefits administration and risk management are centralized at ClearPoint’s executive offices in Chalfont, Pennsylvania. ClearPoint’s branch locations focus on customer service, local business development and marketing and dispatching.

Services

The customer-focused business service solutions that ClearPoint provides to its clients throughout the United States are categorized into three groups: Workforce Solutions and Technology, Business Services, and Project-Based Staff Augmentation. Within each of its groups, ClearPoint utilizes customized contracting and pricing methodologies to meet the needs of each client. These services are described as follows:

•	Workforce Solutions and Technology. ClearPoint has established a sizeable platform for growth in this service area by providing human resource outsourcing, customized managed services programs, and workforce optimization to its clients, which include notable Fortune 1000 companies. ClearPoint’s human resource outsourcing service becomes an extension of its client's human resource department as a sole source provider of staffing services for both contract and direct positions. ClearPoint’s vendor management services program is a management program that encompasses every facet of coordinating, ordering, planning and tracking of all contract/temporary personnel, including those contract employees from ClearPoint’s competition, and utilizes ClearPoint’s personnel to help its clients optimize their workforce and increase revenues.

•	Business Services. ClearPoint provides business process outsourcing, support services for clients in the transportation and staffing industries, and benefits solutions and administration. ClearPoint designs its business services and outsourcing programs to be client-specific business service solutions tailored to meet the needs of the particular client, which are easier and more cost effective for the client than building the necessary in-house recruiting and credentialing infrastructure. The goal of each outsourced program is to improve the client’s process and outcomes for the particular division that will be operated by ClearPoint.

•	Project-Based Staff Augmentation. Primarily from ClearPoint’s 25 branch locations, ClearPoint provides full service project solutions, executive search and temporary and permanent placement, contract recruiting services and short and long-term hourly based assignments for clients in both commercial services and professional services. ClearPoint’s Project-Based Staff Augmentation for commercial services specializes in the transportation and logistics industry, with regional hubs located in the top five transportation markets in the United States. The Professional Services Group operates four specialty areas from national headquarters established for each specialty: engineering, scientific (both of which are based in Richmond, Virginia), aerospace (based in Pensacola, Florida), and information technology (based in Chalfont, Pennsylvania). Each of the specialty areas also has recruiters and business development staff located in key markets where ClearPoint is seeking to establish a more dominant position.

Employment Services Industry

Staffing and outsourcing have become an integral way for companies to increase scale and focus on core competencies while controlling employment costs and mitigating certain employment-related risks. The temporary staffing industry provides flexible, efficient and cost-effective staffing solutions to help companies meet a variety of human resource needs. Companies rely on staffing providers to meet personnel needs during periods of peak workloads caused by factors such as seasonality, special projects, vacation, illness, emergency or rapidly changing economic conditions. In addition, companies realize cost savings from using flexible staffing services by outsourcing the process and expense of advertising, screening, interviewing, testing and training job candidates to outsourced staffing providers.

According to the American Staffing Association (‘‘ASA’’), staffing companies are an increasing source of employment due to the flexibility and access to a more extensive channel of talented professionals. A December 7, 2005 report by the U.S. Bureau of Labor Statistics projects the employment services industry to rank first in number of jobs created and third in terms of growth rate over the next decade. According to the ASA, temporary and contract staffing increased by more than 10% domestically in 2005 on a year-over-year basis. In its May 2006 Staffing Industry Report, the ASA estimated the annual sales for the domestic staffing market to be approximately $82 billion in 2005, of which $70 billion is from temporary and contract staffing and $12 billion is from search and permanent placement.

ClearPoint’s management believes that the growth in the temporary employment industry is being fueled by a number of factors, including:

•	increasing acceptance of temporary employment;

•	improving benefits and salaries of temporary workers;

•	rising trend towards outsourcing; and

•	the transition from a fixed cost workforce to a variable cost workforce.

The trend is for companies to opt for a more flexible alternative to the traditional employer — employee relationship and for employees to seek employment with organizations that are willing to design a more flexible working relationship. ClearPoint seeks to capitalize on this trend by identifying a pool of skilled workers who prefer the flexible employment relationship and placing those individuals with customers who need assistance managing their workforce.

The industry continues to evolve and grow and ClearPoint believes that the outlook for the staffing industry is very positive. The May 2006 issue of Staffing Industry Report commented on how the staffing industry is highly fragmented, with the top 10 firms controlling approximately 22% of the market. Within the industry, only 100 companies generated more than $100 million in revenues in 2005. The entire spectrum of staffing companies stands to benefit from the widespread and growing practice of outsourcing human capital needs. Typically, the industry has generated strong growth in periods of economic expansion. ClearPoint management believes that growth in demand for staffing services in the current expansion is expected to be strengthened by anticipated labor market tightness resulting from demographic trends. Companies that provide access to qualified labor in a scarce labor environment are expected to be increasingly valuable to employers.

Customers

ClearPoint’s clients range in size from small businesses to Fortune 50 companies located throughout the United States. ClearPoint’s clients operate primarily in the transportation, logistics, engineering, scientific, aerospace, allied health and information technology industries.

Competition

In all of ClearPoint’s service areas and the markets in which it operates, ClearPoint encounters aggressive and capable competition in attracting both clients and high-quality personnel, with a number of firms offering similar services on a national, regional or local basis. The staffing business is very competitive and highly fragmented, with limited barriers to entry into the market. In 2005, some of ClearPoint’s strongest competitors included Kelly Services, Inc., MPS Group, Inc., CDI Corporation, PRWT Services, Inc., and Transforce, Inc. ClearPoint’s ability to compete successfully depends on its reputation, pricing and quality of service provided, its understanding of clients’ specific job requirements, and its ability to provide qualified personnel in a timely manner. While ClearPoint looks to strengthen relationships with its clients, ClearPoint is not dependent upon a single client or a limited number of clients.

Employees

ClearPoint employs approximately 120 full-time staff employees and approximately 3,500 contract employees. ClearPoint’s future success will depend, in part, on its ability to attract, retain and motivate qualified contract employees.

In the United States, staffing businesses are considered the legal employers of the contract employee while the employee is on assignment with a company client. Therefore, ClearPoint is responsible for employment administration, which includes collection of withholding taxes, employer contributions for social security, unemployment tax, maintaining workers’ compensation and fidelity and liability insurance, and other governmental requirements imposed on employers.

Management

ClearPoint is led by an experienced management team with significant experience in the staffing industry:

Michael Traina (36)

Michael Traina has served as a Director and the Chief Executive Officer of ClearPoint since its founding in 2001. Prior to founding ClearPoint, Mr. Traina led two diverse social service privatization companies. As Chief Executive Officer for Correctional Healthcare Solutions, Inc., a portfolio company of the Lomax Companies, from 1999 to 2000, Mr. Traina managed a company that provided healthcare to approximately 25,000 inmates in 55 correctional facilities in 14 states, generating annual revenue of more than $40 million. Mr. Traina was responsible for a turnaround effort taking the organization from a net loss of $4 million in 1998 to profitability in 14 months. The company was subsequently sold for approximately $12 million.

As President and CEO of Foster America, Inc. a portfolio company of the Lomax Companies, from 1997 to 2001, Mr. Traina developed and managed a company to provide managed care services to the child welfare industry. Foster America provided child welfare managed care services to children for the Baltimore City Department of Social Services. Prior to Mr. Traina leaving Foster America, the company’s revenue had reached nearly $10 million.

Previously, Mr. Traina worked as the Director of New Business Development for The Lomax Companies from 1996 to 2000 where he was responsible for evaluating venture capital investment opportunities, raising capital for transactions, and advising the Lomax portfolio companies in the areas of marketing and finance. Prior to joining the Lomax team, Mr. Traina ran VICEN, Inc., a privately held direct marketing firm, from 1995 to 1996 and worked for Salomon Brothers as a corporate bond trader from 1994 to 1995. Mr. Traina holds a B.A. from Brown University and an MBA from the Darden School at the University of Virginia.

Christopher Ferguson (37)

Chris Ferguson has served as a Director and the President of ClearPoint since its founding in 2001. Prior to joining ClearPoint, from 1995 to 2000 Mr. Ferguson was Managing Director of the Florio Group, a private equity investment company founded by Mr. Ferguson and former New Jersey Governor James J. Florio. The Florio Group and its investment partners provided more than $200 million in financing to seventeen different transactions in a variety of industries, including healthcare services. Mr. Ferguson was responsible for evaluating companies seeking financing, performing due diligence, and maintaining relationships with The Florio Group’s network of investment partners. After The Florio Group, Mr. Ferguson formed his own private equity investment firm, Optos Capital, LLC in December of 2000. Presently, the Optos portfolio includes investments in commercial real estate, a financial management company, and ClearPoint. After investing in ClearPoint, Mr. Ferguson accepted the opportunity to become President of ClearPoint.

Mr. Ferguson is a member of the New Jersey and Pennsylvania Bars and graduated from Widener University School of Law in May of 1994. Mr. Ferguson received a B.A. from Villanova University in May of 1990.

J. Todd Warner (43)

J. Todd Warner has served as ClearPoint’s Chief Operating Officer since 2005. Prior to joining ClearPoint, Mr. Warner was an officer of Westaff, Inc., an international commercial staffing firm, serving as Vice President of Sales from 2002 to 2004 and National Director for Permanent Division from 2004 to 2005. From 1999 to 2002, Mr. Warner was Chief Operating Officer of Anderson Knight, a privately held regional accounting and finance consulting firm. From 1996 to 1999, Mr. Warner was a Senior Vice President for Acsys Resources, Inc., an international provider of accounting, finance and IT staffing solutions.

Kurt Braun (40)

Kurt Braun has served as ClearPoint’s Chief Financial Officer since 2004. Prior to joining ClearPoint, from 2003 to 2004, Mr. Braun was Interim Manager — Financial Reporting and Analysis at Resources Global Professionals, where he was responsible for internal and external reporting for American Water Works Company, Inc. From 1995 to 2002, Mr. Braun was Chief Financial Officer of LEM Products, Inc., an industrial identification manufacturer, where he was responsible for all financial and administrative matters of the company. From 1994-1995, Mr. Braun was a Senior Consultant at KPMG, LLP where he was responsible for various executive information systems implementations.

Non-GAAP Financial Measures

Calculation of EBITDA, as Adjusted

ClearPoint presents EBITDA, as adjusted, because this information is relevant to ClearPoint’s business. ClearPoint defines EBITDA, as adjusted, as net income (loss) before:

•	income taxes;

•	interest expense and factoring fees;

•	interest expense on warrant liability;

•	other (income) expense; and

•	depreciation and amortization.

In ClearPoint’s presentation of EBITDA, as adjusted, ClearPoint adjusted EBITDA (defined as earnings before interest, taxes, depreciation and amortization) for the following items:

•	non-recurring items, which reflect one-time, non-recurring bonus payments made at the end of fiscal 2005.

Management uses EBITDA, as adjusted, as an important financial measure to assess the ability of ClearPoint’s assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements, and otherwise meet its obligations as they become due. Management believes that the presentation of EBITDA included in this Form 8-K provides useful information regarding ClearPoint’s results of operations because they assist in analyzing and benchmarking the performance and value of ClearPoint’s business.

Although ClearPoint uses EBITDA, as adjusted, as a financial measure to assess the performance of its business, there are material limitations to using a measure such as EBITDA, as adjusted, including the difficulty associated with using it as the sole measure to compare the results of one company to another and the inability to analyze significant items that directly affect a company’s net income (loss) or operating income because it does not include certain material costs, such as interest and taxes, necessary to operate our business. In addition, ClearPoint’s calculation of EBITDA, as adjusted, may not be consistent with similarly titled measures of other companies and should be viewed in conjunction with measures that are computed in accordance with GAAP. Management compensates for these limitations in considering EBITDA, as adjusted, in conjunction with its analysis of other GAAP financial measures, such as net income (loss).

The following table presents a reconciliation of EBITDA, as adjusted, to net income, its most directly comparable GAAP financial measure, on a historical basis, for the periods presented:

Reconciliation of EBITDA, as adjusted, to Net Income (Loss) $000s

	Six Months Ended June 30		Fiscal Year Ended December 31
	2006	2005	2005	2004	2003
Net income (loss)	(759)	(77)	(1,199)	(386)	39
Income taxes	34	(364)	(77)	21	8
Interest expense and factoring fees	1,794	664	2,475	429	55
Interest expense on warrant liability	114	—	1,173	—	—
Other (income) expense	3	(32)	1	(77)	—
Depreciation and amortization	1,531	794	2,013	743	100
EBITDA	2,717	985	4,386	730	202
Non-recurring items[2]	—	—	1,000	—	—
Adjusted EBITDA	2,717	985	5,386	730	202

Item 9.01.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits:

Exhibit	Description
10.1	Merger Agreement dated August 9, 2006 among Terra Nova Acquisition Corporation, CPBI Acquisition, Inc., ClearPoint Business Resources, Inc. and the Stockholders of ClearPoint Business Resources, Inc.
10.2	Form of Voting Agreement among Terra Nova Acquisition Corporation, certain stockholders of ClearPoint Business Resources, Inc. and certain security holders of Terra Nova Acquisition Corporation.
10.3	Form of Lock-Up Agreement to be executed by certain Stockholders of ClearPoint Business Resources, Inc.

[2]	Non-recurring items reflect one-time, non-recurring bonus payments made at the end of fiscal 2005.

10.4	Form of Escrow Agreement among Terra Nova Acquisition Corporation, Michael D. Traina or, in his absence, Christopher Ferguson, as the Stockholders’ Representative, and Continental Stock Transfer & Trust Company, as Escrow Agent.
10.5	Form of Employment Agreement between Terra Nova Acquisition Corporation and Michael Traina.
10.6	Form of Employment Agreement between Terra Nova Acquisition Corporation and Christopher Ferguson.
10.7	Form of Advisory Services Agreement between TerraNova Management Corp. and ClearPoint Business Resources, Inc.
99.1	Press release of Terra Nova Acquisition Corporation dated August 9, 2006 (including unaudited financial information regarding ClearPoint Business Resources, Inc.)
99.2	Certain unaudited consolidated financial statements of ClearPoint Business Resources, Inc. and its subsidiaries.
99.3	Investor Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2006

TERRA NOVA ACQUISITION CORPORATION By: /s/ Vahan Kololian Name: Vahan Kololian Title: Chairman and Chief Executive Officer